UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On the evening of January 24, 2024, Allen Hartman and the other members of the Hartman Group distributed the below email to stockholders of Silver Star Properties REIT, Inc. (“Silver Star”) regarding Silver Star’s ongoing Consent Solicitation and the Hartman Group’s opposing Consent Revocation Statement:

Dear Shareholder,

It is time to liquidate Silver Star Properties REIT, Inc. and offer you the return of your investment through asset sales. Your revocation of any consent you have provided Silver Star during its ongoing Consent Solicitation is imperative. Even if you have not provided your consent, your revocation can show Silver Star where you stand so we still urge you to submit a revocation.

Silver Star is mismanaging your equity and removed your ability to voice your vote in an annual shareholder meeting. The Board’s plans to reposition Silver Star as a self-storage company, without your approval, puts your money at risk and delays a return of capital. Furthermore, instead of listening to you and adhering to the Company’s charter requirement to liquidate, the Board continues to rack up fees and income, all at your expense.

Furthermore, in November 2023 Weaver and Tidwell L.L.P., the Company’s former auditors,terminated their relationship with Silver Star. According to a Current Report on Form 8-K that Silver Star filed with the SEC on January 19, 2024, on January 15, 2024, WithumSmith+Brown, PC also resigned from providing auditing services for Silver Star. If the auditors cannot trust Silver Star management, why should we?

This is the last chance to REVOKE YOUR CONSENT TO SILVER STAR’S CONSENT SOLICITATION and stop the mismanagement of your equity.

If you have any questions on submitting your consent revocation, or to quickly submit your consent revocation by phone, please call the Company's proxy solicitor, InvestorCom, at 877-972-0090.

Please see the link to our Consent Revocation Statement below, and a link to revoke your consent online with your control number:

Consent Revocation Statement: https://www.sec.gov/Archives/edgar/data/1446687/000110465924002328/tm242445d1_defc14a.htm  [sec.gov]

Link to Revoke Consent Online: https://www.iproxydirect.com/HARTMAN [iproxydirect.com]

I believe that it is time to return capital to the stockholders of the Company, you.

Regards,

Allen R. Hartman

Former CEO, Director, and Largest Shareholder of Silver Star Properties REIT, Inc.

IR@hartman-investments.com

(713) 234-5011

Additional Information

On January 9, 2024, the persons identified on the cover page hereto (collectively, the “Hartman Group”) filed a Definitive Consent Revocation Statement on Schedule 14A (the “Definitive Consent Revocation Statement”), together with a BLUE consent revocation card, with the SEC in connection with the consent solicitation initiated by Silver Star Properties REIT, Inc. (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE HARTMAN GROUP FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Definitive Consent Revocation Statement, and any amendments or supplements thereto, and any other documents (including the BLUE consent revocation card) at the SEC’s website (http://www.sec.gov). PLEASE DO NOT MAKE ANY DECISION REGARDING SILVER STAR’S CONSENT SOLICITATION UNTIL YOU RECEIVE OUR MATERIALS.

Certain Information Regarding Participants

The respective members of the Hartman Group may be deemed to be participants in the solicitation of consent revocation cards from stockholders in connection with the Consent Solicitation. Additional information regarding the identity of these participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Consent Revocation Statement and any other materials to be filed with the SEC in connection with the Consent Solicitation.